UNITED STATES
                        SECURITIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) November 2, 2005

                            MEDIAMAX TECHNOLOGY CORP.
                             (fka QUIET TIGER, INC.)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                         333-47699                77-0140428
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                            Identification No.)


668 N. 44th Street, Suite 233,  Phoenix, Arizona                         85008
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

                                  602-267-3800
               --------------------------------------------------
               Registrant's telephone number, including area code

                                      N/A
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any f the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C)under Exchange Act (17 CFR 240.13e-4(C))


Item 1.01 Entry into a Material Definitive Agreement

On November 2, 2005, MediaMax Technology Corp. ("the Company") entered into a First Amendment to Agreement and Plan of Merger (the "Amendment") with SunnComm International, Inc. ("SunnComm"). The Amendment contemplates the resignation of William H. Whitmore, Jr. as the Chief Executive Officer and President of the Company and the appointment of Kevin Clement to serve as the Chief Executive Officer, President and Director of the Company, in each case as of November 21, 2005. Mr. Whitmore will remain as Executive Vice President and a member of the Board of Directors of the Company.

The Amendment also provides for the recommendation to stockholders to elect to the Board of Directors of the post-Merger company a slate of six directors, including Mr. Clement, two designees of Granite Associates, Inc., an investment firm that has helped to arrange interim financings of SunnComm, and three designees of SunnComm, one of which will be Peter Jacobs. The Amendment contemplates that Mr. Jacobs will be elected to serve as the non-executive Chairman of the Board of Directors of the post-Merger company.

In connection with the Amendment, the Company entered into an employment agreement with Mr. Clement in which the Company agreed to issue to Mr. Clement, on or promptly after January 1, 2006, 4,450,000 MediaMax shares. In addition, the Company's Board has granted Mr. Clement three stock options to purchase a total of 26,700,000 shares, 8,900,000 of which are exercisable at $.0425 per share, 8,900,000 of which are exercisable at $.055 per share, and 8,900,000 of which are exercisable at $.070 per share. These options will vest over a three-year period, with one-third of them vesting on the first anniversary of the commencement of Mr. Clement's employment with the company and the balance vesting monthly over the succeeding two years. Mr. Clement's employment agreement has a term commencing on November 21, 2006 and ending on December 31, 2008. He will be paid a base salary of $250,000 per annum through December 31, 2007 and $300,000 per annum in 2008. In addition, Mr. Clement will receive a signing bonus of $20,000, payable on commencement of his employment and a $35,000 incentive bonus payable upon successful completion of certain strategic initiatives of the company. In addition, the Company has indicated that it will establish an executive bonus program in which Mr. Clement may participate. His employment contract provides for severance payments equal to 50% of the present value of his base salary for the balance of his employment agreement (but not less than one year's base salary) if his employment is terminated for "cause" or with "good reason", except that, if his employment is terminated prior to the investment of a total of $2.575 million pursuant to currently pending financings, he will only be entitled to six months severance. Mr. Clement has also agreed to standard confidentiality, noncompetition and nonsolicitation provisions, which noncompetition and nonsoliciation provisions survive any termination of his employment for one year (or, in the event that he is only entitled to six-months severance, six months).

The Amendment also contemplates that Peter Jacobs, the President and Chief Executive Officer of SunnComm, will assume the non-executive position of Chairman of the Board of Directors of the merged company from and after the effective time of the Merger. As part of this agreement, the Company agreed to retain Mr. Jacobs as a consultant and as its non-executive Chairman of the Board from the effective time of the Merger with SunnComm through June 30, 2007. Mr. Jacobs will be paid a consulting fee equal to $100,000 per annum for his services. In addition, the Company agreed to issue Mr. Jacobs 10,000,000 shares of the Company's common stock on or promptly after January 1, 2006, which shares he may cause the Company to repurchase for $.10 per share within 30 days following the second anniversary of the effective time of the SunnComm merger, and granted to Mr. Jacobs options to purchase 15,000,000 MediaMax shares, 10,000,000 of which are exercisable at $.05 per share and 5,000,000 of which are exercisable at $.075 per share. All such options vest in full upon the effective time of the Merger. The consulting agreement with Mr. Jacobs also includes standard releases of claims and non-disparagement, confidentiality and nonsolicitation provisions.

In addition, on November 2, 2005 the Company and SunnComm amended their Consulting Agreement with Granite Associates, Inc. whereby from November 2, 2005 until December 15, 2005, the Company and SunnComm agreed that they will not directly or indirectly, solicit, entertain proposals from, hold discussions or negotiations with, provide information to or otherwise cooperate in any way with any person or entity other than Granite Associates, Inc. concerning financings.


Item 9.01. Financial Statements and Exhibits

(a) Financial Statements

     Not applicable

(b) Exhibits

EXHIBIT    DESCRIPTION
-------   ----------------------
10.1      First Amendment to Agreement and Plan of Merger dated November 2,2005.

10.2 Employment Agreement with Kevin M. Clement dated November 2,2005 to be effective November 21,2005

10.3 Transition and Consulting Agreement with Peter H. Jacobs dated November 2,2005.

10.4      Amendment to Consulting Agreement with Granite Associates,Inc.




                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


                                            MEDIAMAX TECHNOLOGY CORPORATION


                                            By: /s/ William H. Whitmore, Jr.
                                                ----------------------------
                                                Name:  William H. Whitmore, Jr.
                                                Title: Chief Executive Officer
Dated:  November 4, 2005